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                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Fountain Oil Incorporated on Form S-8, as amended in Post-Effective Amendment No. 1 (File No. 33-82944) and the registration statement on Form S-8 (File No. 333-02651) of our report which includes a paragraph regarding the Company's ability to continue as a going concern, dated March 9, 1998, on our audits of the consolidated financial statements of Fountain Oil Incorporated as of December 31, 1997, December 31, 1996 and August 31, 1996, and for the year ended December 31, 1997, the four month period ended December 31, 1996 and the years ended August 31, 1996 and 1995, which report is included in this Annual Report on Form 10-K.



                                         /s/Coopers & Lybrand L.L.P.

                                         COOPERS & LYBRAND L.L.P.


Houston, Texas
March 24, 1998